As filed with the Securities and Exchange Commission on March     , 2010

Registration No. 333-154824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-0479804
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(215) 299-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrea E. Utecht

Vice President, General Counsel and Secretary

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(215) 299-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-154824) filed by FMC Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on October 29, 2008 (the “2008 Registration Statement”) to register securities of the Registrant, which securities were to be sold by the Registrant from time to time.

On February 25, 2010, the Registrant filed that certain Registration Statement on Form S-3 (333-165066) (the “New Registration Statement”). As part of the Registrant’s filing of the New Registration Statement, the Registrant hereby amends the 2008 Registration Statement to remove from registration all securities registered but not yet sold under the 2008 Registration Statement and to terminate the effectiveness of the 2008 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 9th day of March, 2010.

FMC CORPORATION

By:	/s/ PIERRE R. BRONDEAU
Pierre R. Brondeau
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	March 9, 2010
Patricia A. Buffler

*	Director	March 9, 2010
G. Peter D’Aloia

*	Director	March 9, 2010
C. Scott Greer

*	Director	March 9, 2010
Edward J. Mooney

*	Director	March 9, 2010
Paul J. Norris

[Signatures continued on next page]

[Signatures continued from previous page]

Signature	Title	Date

*	Director	March 9, 2010
Robert C. Pallash

*	Director	March 9, 2010
Enrique J. Sosa

*	Director	March 9, 2010
Vincent R. Volpe, Jr.

*	Chairman of the Board	March 9, 2010
William G. Walter

/S/ PIERRE R. BRONDEAU	President and Chief Executive Officer (principal executive officer)	March 9, 2010
Pierre R. Brondeau

*	Senior Vice President and Chief Financial Officer (principal financial officer)	March 9, 2010
W. Kim Foster

*	Vice President, Controller (principal accounting officer)	March 9, 2010
Graham R. Wood

*	Andrea E. Utecht, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

By:	/S/ ANDREA E. UTECHT
Andrea E. Utecht
Attorney-in-Fact

Date: March 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney (originally filed on the signature page of the Registration Statement on Form S-3 (333-154824) of the Registrant filed on October 29, 2008).